Exhibit No. Ex-99.h.3

                          EXPENSE LIMITATION AGREEMENT

                       NATIONWIDE VARIABLE INSURANCE TRUST

         EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2007 by and between NATIONWIDE FUND ADVISORS (formerly, Gartmore Mutual Fund Capital Trust) (the "Investment Adviser") and NATIONWIDE VARIABLE INSURANCE TRUST (formerly, Gartmore Variable Insurance Trust) (the "Trust"), a Delaware statutory trust, on behalf of each of the funds listed on Exhibit A (each, a "Fund").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open end management company of the series type, and each Fund is a separate series of the Trust; and

         WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Investment Adviser renders investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and

         WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which that Fund would otherwise be subject.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       EXPENSE LIMITATION.

         1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses of every character incurred by a Fund or a class of a Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding those expenses listed next to each Fund's name on Exhibit A) ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Adviser.

         1.2. OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be a percentage of the average daily net assets of each class of the Fund as described in Exhibit A, or such other rate as may be agreed to in writing by the parties. The parties hereby agree that Operating Expense Limit described in Exhibit A will not be increased before the date listed on Exhibit A.

         1.3. METHOD OF COMPUTATION. To determine the Investment Adviser's liability with respect to the Excess Amount, each month the Fund Operating Expenses shall be annualized as of the last day of the month for each class of a Fund. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of a Fund class, the Investment Adviser shall (i) waive or reduce its advisory fee by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount which does not exceed the Operating Expense Limit, and/or


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(ii) remit to a Fund an amount that, together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

         1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2.       REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

         2.1. REIMBURSEMENT. If in any fiscal year during which total Fund assets are greater than $100 million and in which the Investment Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses for the fiscal year are less than the Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
Section 2.2 below, the Investment Adviser shall be entitled to reimbursement by a Fund, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to the Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Investment Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all advisory fees previously waived or reduced by the Investment Adviser and all other payments remitted by the Investment Adviser to a Fund, pursuant to Section 1 hereof, less any reimbursement previously paid by such Fund to the Investment Adviser, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments; provided, however, that no Reimbursement Amount shall be paid at a date more than three (3) years after the fiscal year when the Investment Adviser waived investment advisory fees or reimbursed other expenses to a Fund for the corresponding Excess Amount pursuant to Section 1. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

         2.2. BOARD APPROVAL. No reimbursement shall be paid to the Investment Adviser pursuant to this provision in any fiscal year, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is appropriate in light of the terms of this Agreement. The Trust's Board of Trustees shall determine quarterly in advance whether any portion of the Reimbursement Amount may be paid to the Investment Adviser in such quarter.

         2.3. METHOD OF COMPUTATION. To determine a Fund's payments, if any, to reimburse the Investment Adviser for all or any portion of the Reimbursement Amount, each month the Fund Operating Expenses for each Fund class shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month are less than the Operating Expense Limit, a Fund, only with the prior approval of the Board, shall pay to the Investment Adviser an amount sufficient to increase the annualized Fund Operating Expenses to an amount no greater than the Operating Expense Limit, provided that such amount paid to the Investment Adviser will not exceed the total Reimbursement Amount. If the annualized Fund Operating Expenses for a Fund are greater than the Operating Expense Limit for one or more months in a quarter and less than the remaining month(s), the calculation described in this section will be made on a monthly basis and the net amount of the monthly calculations will be presented to the Board for approval.

                                       2
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         2.4.     YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3.       TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall initially continue in effect for the period listed on Exhibit A for any Fund covered by the Agreement and from year to year thereafter provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"), provided however, that the reimbursements described in Section 2 will not continue to accrue for more than three years after the fiscal year when the Investment Adviser waived investment advisory fees or reimbursed other expenses to a Fund for the corresponding Excess Amount pursuant to Section 1. The parties hereby agree that the initial Operating Expense Limits described herein shall remain in place until at least the date listed on Exhibit A.

4.       MISCELLANEOUS.

         4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust's Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

         4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

                                       3
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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                                         NATIONWIDE VARIABLE INSURANCE TRUST


                                         By:____________________________________
                                         Name:
                                         Title:

                                         NATIONWIDE FUND ADVISORS


                                         By:____________________________________
                                         Name:
                                         Title:

                                    EXHIBIT A
                  TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
                      NATIONWIDE VARIABLE INSURANCE TRUST
                                      AND
                            NATIONWIDE FUND ADVISORS

                             Effective May 1, 2007*

                                                                                                EXPENSES EXCLUDED
                                                                                                 FOR PURPOSES OF
                                                                                                 "FUND OPERATING
                                                                                                  EXPENSES" IN
NAME OF FUND                                    EXPENSE LIMITATION FOR FUND                        SECTION 1.1
------------                                    ---------------------------                     -----------------
Nationwide  NVIT U.S. Growth Leaders Fund     Class I                 1.15%                       See (1) Below
                                              Class II                1.15%
                                              Class III               1.15%

NVIT Nationwide Leaders Fund                  Class I                 1.15%                       See (1) Below
                                              Class II                1.15%
                                              Class III               1.15%

Nationwide NVIT Global Technology and         Class I                 1.23%                       See (1) Below
Communications Fund                           Class II                1.23%
                                              Class III               1.23%
                                              Class VI                1.23%

Nationwide NVIT Money                         Class IV                0.50%                       See (2) Below
Market Fund

Nationwide NVIT Mid Cap                       Class IV                0.95%                       See (2) Below
Growth Fund

NVIT S&P 500 Index Fund                       Class I                 0.23%                       See (1) Below
                                              Class II                0.23%
                                              Class IV                0.23%
                                              Class ID                0.23%

                                                                                                EXPENSES EXCLUDED
                                                                                                 FOR PURPOSES OF
                                                                                                 "FUND OPERATING
                                                                                                  EXPENSES" IN
NAME OF FUND                                    EXPENSE LIMITATION FOR FUND                        SECTION 1.1
------------                                    ---------------------------                     -----------------
NVIT Small Cap Index Fund                     Class II                0.30%                       See (1) Below
                                              Class VII               0.30%
                                              Class ID                0.30%

                                              Class II                4.00%**
                                              Class VI                4.00%**
                                              Class ID                4.00%**

NVIT Mid Cap Index Fund                       Class I                 0.32%                       See (1) Below
                                              Class II                0.32%
                                              Class III               0.32%
                                              Class ID                0.32%

NVIT International Index Fund                 Class II                0.37%                       See (1) Below
                                              Class VI                0.37%
                                              Class VII               0.37%
                                              Class VIII              0.37%
                                              Class ID                0.37%

                                              Class VI                4.00%**
                                              Class VII               4.00%**
                                              Class ID                4.00%**

NVIT Bond Index Fund                          Class II                0.32%                       See (1) Below
                                              Class VII               0.32%
                                              Class ID                0.32%

                                              Class II                4.00%**
                                              Class VII               4.00%**
                                              Class ID                4.00%**

Gartmore NVIT Developing Markets Fund         Class I                 1.40%                       See (1) Below
                                              Class II                1.40%

Gartmore NVIT Emerging Markets Fund           Class I                 1.40%                       See (1) Below
                                              Class II                1.40%
                                              Class III               1.40%
                                              Class VI                1.40%

Gartmore NVIT International Growth Fund       Class I                 1.25%                       See (1) Below
                                              Class II                1.25%
                                              Class III               1.25%

NVIT Enhanced Income Fund                     Class II                0.45%                       See (3) Below
                                              Class VII               0.45%
                                              Class ID                0.45%

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(1)  Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary(1) expenses not incurred in the ordinary course of the Fund's business.

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(2)  Interest, taxes, brokerage commissions, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary1 expenses not incurred in the ordinary course of the Fund's business.

(3) Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund's business.

(1) non-routine

----------
* Effective May 1, 2007 until at least May 1, 2008, as approved at the January 11, 2007 Board Meeting. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

**   Effective until at least March 1, 2011.